EXHIBIT 99.1

MGT Capital Announces Corporate Reorganization

By PR Newswire, August 16, 2017, 03:15:00 PM EDT

Plans to Uplist Shares to OTCQB

DURHAM, N.C., Aug. 16, 2017 /PRNewswire/ -- MGT Capital Investments, Inc. (OTC:MGTI) announced today a corporate restructuring designed to better compete and align resources in the fast-growing Cryptocurrency and Cybersecurity fields.

In conjunction with this reorganization, the Company has appointed Stephen Schaeffer as President of MGT Crypto-Capital Strategies. Under Mr. Schaeffer's oversight, the Company has been operating an institutional bitcoin mining platform for the past year. MGT is currently in the process of deploying additional hashing power at facilities in Washington state to bring production to 18.0 PH/s. In addition to his time with MGT, he traces his knowledge and experience to the early days of bitcoin. Mr. Schaeffer stated, “It is abundantly clear from our results that, efficiently executed, Bitcoin mining is very profitable. Having established MGT as a pre-eminent miner in North America, I look forward to leading our team as we execute our expansion to the next level across the full spectrum of crypto assets.”

John McAfee, currently MGT's Executive Chairman and CEO, has been appointed Chief Cybersecurity Visionary of MGT. In his new role, Mr. McAfee will continue to maximize his value to the Company as an industry thought leader and spokesman. Additionally, he will oversee the design and engineering of current and future cybersecurity platforms. Mr. McAfee stated, “I am back where I belong: Out of the weeds and focusing on the biggest issues facing the industry and the world. The true test of any leader is his ability to put the best people in the right jobs, and as a very large stakeholder in MGT, I am very confident in Steve's abilities to make us all money.”

The board of directors has further determined that Robert Ladd, President of the Company, will reassume the role of Chief Executive Officer, and that H. Robert Holmes, a long time independent director, will reassume the position of Chairman of the Board. With Mr. McAfee's direction, Mr. Ladd will also oversee the rollout of the Company's Sentinel product as well as the continued development of its Privacy Phone.

Separately, the Company has applied with OTC Markets to uplist to its OTCQB tier.

About MGT Capital Investments, Inc.

With facilities in WA state, MGT Capital Investments, Inc. (OTC:MGTI) ranks as one of the largest U.S. based Bitcoin miners. Further, the Company continues to focus on an expansion model to grow its crypto assets materially.

The Company is also developing a portfolio of cyber security technologies, with industry pioneer John McAfee as its visionary leader, creating advanced protection technologies for mobile and personal tech devices, as well as corporate networks. The Company's first product, Sentinel, an enterprise class network intrusion detector, is currently in beta testing, with commercial released anticipated by the end of September 2017. The Company also has entered into a joint venture with Nordic IT to develop and market a mobile phone with extensive privacy and anti-hacking features. The Privacy Phone has a tentative release date of February 2018.

For more information on the Company, please visit: http://ir.stockpr.com/mgtci

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor and Media Contact

Grace Livingston

glivingston@mgtci.com

919.973.0954